CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 23, 1996, relating to the financial statements of The Marquee Group, Inc., April 3, 1996 relating to the financial statements of Sports Marketing and Television International, Inc. and April 3, 1996, relating to the financial statements of Athletes and Artists, Inc. included in the Registration Statement (Form SB-2) and related Prospectus of The Marquee Group, Inc. for the registration of shares of its common stock.


New York, New York
October 24, 1996

                                                         /s/ Ernst & Young LLP
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